Exhibit 10.4

Execution Version

GUARANTY

THIS GUARANTY (this “Guaranty”) is executed as of March 31, 2011, by CAPITAL TRUST, INC., a Maryland corporation (“Guarantor”) for the benefit of Five Mile Capital II CT Mezz SPE LLC, a Delaware limited liability company (“Lender”).

WITNESSETH:

WHEREAS, Lender is the holder of a mezzanine loan (“Mezzanine Loan”) in an aggregate outstanding principal amount equal to $83,000,000.00 to CT Legacy REIT Mezz Borrower, Inc., a Maryland corporation (“Borrower”) pursuant to that certain Mezzanine Loan Agreement dated as of the date hereof between Borrower and Lender (as amended, restated, supplemented, replaced or otherwise modified prior to the date hereof, the “Mezzanine Loan Agreement”; and, except as otherwise herein expressly provided, all terms defined in the Mezzanine Loan Agreement are being used herein as defined herein), which Mezzanine Loan is secured, inter alia, by that certain Pledge and Security Agreement of even date herewith (as the same may be amended, restated, replaced, supplemented, or otherwise modified from time to time, the “Pledge Agreement”), and further evidenced, secured or governed by other instruments and documents executed in connection with the Mezzanine Loan (together with the Note, the Mezzanine Loan Agreement and the Pledge Agreement, collectively, the “Mezzanine Loan Documents”);

WHEREAS, Lender is not willing to make the Mezzanine Loan unless Guarantor unconditionally guarantees payment and performance to Lender of the Guaranteed Obligations (as herein defined); and

WHEREAS, Guarantor is the owner of a direct or indirect interest in Borrower and Guarantor will directly benefit from the making of the Mezzanine Loan on the terms set forth in the Mezzanine Loan Agreement.

NOW, THEREFORE, as an inducement to Lender to make the Mezzanine Loan to Borrower, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

ARTICLE I
NATURE AND SCOPE OF GUARANTY

1.1 Guaranty of Obligations.  Guarantor hereby irrevocably and unconditionally guarantees to Lender and its successors and assigns, the payment and performance in full of the Guaranteed Obligations as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Obligations as a primary obligor.

1.2 Definition of Guaranteed Obligations.  As used herein, the term “Guaranteed Obligations” means, collectively:

(a)           the obligations or liabilities of Borrower to Lender for any loss, damage, cost, expense, liability, claim or other obligation to the extent actually incurred by Lender (including reasonable attorneys’ fees and costs reasonably incurred) arising out of or incurred with respect to any of the following:

(i)           any breach (other than a breach included in Section 1.2(b)(ii) and (iii) hereof, as applicable) by Borrower of the covenants set forth in Section 5.5, Section 5.6, Section 5.8 and/or Section 5.13 of the Mezzanine Loan Agreement;

(ii)           any (A) modification of a Responsible Party’s ownership structure, except as expressly permitted pursuant to the Mezzanine Loan Agreement, (B) modification or amendment to a Responsible Party’s Charter Documents not permitted pursuant to the Mezzanine Loan Agreement or (C) taking of any action by a Responsible Party, in each case that affects the perfection of Lender’s interest in the Mezzanine Loan Collateral or that causes any Responsible Party to become a foreign entity or Person;

(iii)           (A) the intentional commission of physical waste or permitting the same to occur with respect to any Mezzanine Loan Collateral, Collateral Asset and/or Mortgaged Property by or at the direction of Borrower (either directly indirectly) or Guarantor and/or (B) the gross negligence or intentional misconduct of Borrower, Guarantor or any of their respective agents or representatives with respect to any Mezzanine Loan Collateral, Collateral Asset and/or Mortgaged Property;

(iv)           misapplication, misappropriation or conversion by any Responsible Party or Guarantor of any Collection Account Funds (including without limitation, any amounts that, in the absence of such misapplication, misappropriation or conversion, would constitute Collection Account Funds pursuant to the Mezzanine Loan Agreement), or of any other income (including any distributions or other payments received by any Responsible Party or Guarantor deriving, directly or indirectly, from the Mezzanine Loan Collateral and/or the Collateral Assets) in contravention of the Mezzanine Loan Documents and/or the Senior Loan Documents;

(v)           (A) the incurrence of any indebtedness for borrowed money by Borrower, AssetCo and/or any Senior Borrower (other than the Note and the indebtedness under the Senior Loan Documents), except to the extent expressly permitted pursuant to Section 5.16 of the Mezzanine Loan Agreement, (B) any modification or amendment to any term or condition of the Senior Loan Documents, except to the extent expressly permitted pursuant to Section 5.3 of the Mezzanine Loan Agreement, (C) any direct or indirect sale, transfer or conveyance of all or any portion of (i) the Mezzanine Loan Collateral and/or (ii) except to the extent expressly permitted pursuant to the Mezzanine Loan Agreement and, if applicable, that certain letter agreement (the “Side Letter”) by and between Borrower and Lender of even date herewith, the Collateral Assets and/or the Mortgaged Property and/or (iii) the Collateral Assets to a Senior Lender and/or any Affiliate or designee of Senior Lender, (D) any Responsible Party entering into or consenting to any material amendment, extension or modification of any Collateral Asset Loan or Collateral Asset Loan Document, except, in each instance, to the extent expressly permitted pursuant to Section 5.4 of the Mezzanine Loan Agreement and, if applicable, the Side Letter, or (E) Borrower, AssetCo and/or any Senior Borrower entering into any agreement or transaction with a Related Party, in each case except as permitted by the Mezzanine Loan Documents;

(vi)           Borrower’s, AssetCo’s or any Senior Borrower’s (i) breach of Section 4.22 of the Loan Agreement or any covenant set forth in the definition of “Single Purpose Entity” or any modification of the “Single Purpose Entity” provisions in Borrower’s, AssetCo’s or any Senior Borrower’s Charter Documents or (ii) engaging in any conduct, whether by action or omission, that would cause any of the assumptions in the Non-Consolidation Opinion to be untrue; and/or
(vii)           fraud, willful misconduct or intentional and material misrepresentation by Borrower in connection with the execution and delivery of the Mezzanine Loan Documents and/or the performance of the obligations thereunder.

(b)           in addition to, and not in limitation of, the foregoing Section 1.2(a) hereof, the entire amount of the Mezzanine Loan, including without limitation, all principal and interest (including PIK Interest) and any and all other amounts due and payable under the Mezzanine Loan Documents (collectively, the “Debt”), in the event of the occurrence of any of the following:

(i)           any intentional, bad faith breach by Borrower of the covenants set forth in Section 5.6, Section 5.8 and/or Section 5.13 of the Mezzanine Loan Agreement;

(ii)           a material and intentional breach of the covenant set forth in Section 5.5 of the Mezzanine Loan Agreement, except for transfers occurring pursuant to the Senior Credit Secured Notes, JSN Stock Secured Notes or transfers of any portion of economic equity interests (and corresponding voting equity interests) in REIT Holdings owned by Guarantor’s management pursuant to Section 5.5 of the Mezzanine Loan Agreement;

(iii)           (A) any Responsible Party filing a voluntary petition under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law; (B) any Responsible Party filing an answer consenting to, or otherwise acquiescing in or joining in any involuntary petition filed against it by any other Person under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law or soliciting or causing directly or indirectly to be solicited petitioning creditors for any involuntary petition from any Person; (C) any Responsible Party consenting to or otherwise acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for any Responsible Party or any portion of the Mezzanine Loan Collateral, the Collateral Assets (except in connection with a workout of such asset, solely as relates to such asset) and/or the Mortgaged Property (except in connection with a workout of such asset, solely as relates to such asset); or (D) any Responsible Party making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due;

(iv)           if any Responsible Party or Guarantor or any Affiliate of the foregoing interferes with, opposes, challenges or otherwise takes any action in bad faith or in order to frustrate or delay the exercise by Lender of its rights and remedies under the Mezzanine Loan Documents, including without limitation, causing or permitting any such Person to contest, oppose, or object to any motion made by Lender to obtain relief from the automatic stay or seek to reinstate the automatic stay in the event of a future proceeding against any Responsible Party under the Bankruptcy Code or any other federal or state bankruptcy or insolvency law involving any Responsible Party;

(v)           if any Responsible Party or Guarantor or any Affiliate of the foregoing pursues a claim that Lender’s security interest in the Mezzanine Loan Collateral is invalid or subordinate to any other claim; and/or

(vi)           Final judgment beyond applicable appeal rights that any Responsible Party is found to have made an invalid, fraudulent or preferential transfer in respect of the Collateral Assets and/or the Mezzanine Loan Collateral.

Notwithstanding anything to the contrary in this Guaranty, the Mezzanine Loan Agreement, the Note or any of the Mezzanine Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Mezzanine Loan secured by the Pledge Agreement or to require that all collateral shall continue to secure the Mezzanine Loan in accordance with the Mezzanine Loan Documents.

1.3 Nature of Guaranty.  This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection.  This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor.  The fact that at any time or from time to time the Guaranteed Obligations may be increased or reduced shall not release or discharge the obligation of Guarantor to Lender with respect to the Guaranteed Obligations.  This Guaranty may be enforced by Lender and any subsequent holder of the Note and shall not be discharged by the assignment or negotiation of all or part of the Note.

1.4 Guaranteed Obligations Not Reduced by Offset.  The Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder, shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other Person, against Lender or against payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

1.5 Payment By Guarantor.  If all or any part of the Guaranteed Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, Guarantor shall, immediately upon demand by Lender, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, pay in lawful money of the United States of America the amount due on the Guaranteed Obligations to Lender at Lender’s address as set forth herein.  Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Obligations and may be made from time to time with respect to the same or different items of Guaranteed Obligations.  Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

1.6 No Duty To Pursue Others.  It shall not be necessary for Lender (and Guarantor hereby waives any rights which Guarantor may have to require Lender), in order to enforce the obligations of Guarantor hereunder, first to (a) institute suit or exhaust its remedies against Borrower or others liable on the Mezzanine Loan or the Guaranteed Obligations or any other Person, (b) enforce Lender’s rights against the Mezzanine Loan Collateral or any other collateral which shall ever have been given to secure the Mezzanine Loan, (c) enforce Lender’s rights against any other guarantors of the Guaranteed Obligations, (d) join Borrower or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, (e) exhaust any remedies available to Lender against the Mezzanine Loan Collateral or any other collateral which shall ever have been given to secure the Mezzanine Loan, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations.  Lender shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

1.7 Waivers.  Guarantor agrees to the provisions of the Mezzanine Loan Documents and hereby waives notice of (a) any loans or advances made by Lender to Borrower, (b) acceptance of this Guaranty, (c) any amendment or extension of the Note, the Mezzanine Loan Agreement or of any other Mezzanine Loan Documents, (d) the execution and delivery by Borrower and Lender of any other loan or credit agreement or of Borrower’s execution and delivery of any promissory notes or other documents arising under the Mezzanine Loan Documents or in connection with the Mezzanine Loan Collateral, (e) the occurrence of any breach by Borrower or an Event of Default, (f) Lender’s transfer or disposition of the Guaranteed Obligations, or any part thereof, (g) sale or foreclosure (or posting or advertising for sale or foreclosure) of the Mezzanine Loan Collateral or any other collateral for the Mezzanine Loan, (h) protest, proof of non-payment or default by Borrower, or (i) any other action at any time taken or omitted by Lender, and, generally, all demands and notices of every kind in connection with this Guaranty, the Mezzanine Loan Documents, any other documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations and the obligations hereby guaranteed.

1.8 Payment of Expenses.  In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Lender, pay Lender all out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by Lender in the enforcement hereof or the preservation of Lender’s rights hereunder. The covenant contained in this Section 1.8 shall survive the payment and performance of the Guaranteed Obligations.

1.9 Effect of Bankruptcy.  In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Lender must rescind or restore any payment, or any part thereof, received by Lender in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Lender shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Borrower and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s performance of such obligations and then only to the extent of such performance.

1.10 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Lender), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Borrower or any other Person liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty or otherwise.

1.11 Borrower; Responsible Party.  The term “Borrower” as used herein shall include any new or successor corporation, association, partnership (general or limited), limited liability company, joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Borrower or any interest in Borrower.  The term “Responsible Party” shall mean, individually and collectively, CT Manager, CTLH, REIT Holdings, Borrower, AssetCo and all Senior Borrowers.

1.12 Release.  Guarantor shall be released from its obligations under this Guaranty as of the date on which the entire Debt has been unconditionally and indefeasibly received by Lender, and the Borrower has otherwise paid and performed all of its obligations under the Mezzanine Loan Documents.

1.13 CT Transfer Release.  In addition to the release contemplated in Section 1.12 above, Guarantor shall also be released from its obligations under this Guaranty as of the date on which the CT Transfer has been consummated in accordance with this Section 1.13, provided however, that such release shall not include the release of any Guaranteed Obligations first arising on or prior to the date the CT Transfer is consummated.  As used herein a “CT Transfer” shall mean collectively, (i) the transfer by Guarantor of its entire direct and indirect interest in each and every Responsible Party to Lender and/or its designee(s) and (ii) the transfer, assignment or other conveyance by Guarantor of any and all of its direct and indirect rights, title and interest of any kind or nature related to the transactions contemplated in the Mezzanine Loan Documents and/or the Charter Documents or each Responsible Party and/or the Transaction Documents (as defined in the Mezzanine Loan Agreement (including without implied limitation, the transfer of all management and control rights with respect to each Responsible Party).  Guarantor may, at any time when no Default or Event of Default exists under the Mezzanine Loan Documents and provided that Lender has not then given written notice to Guarantor of a pending claim under this Guaranty, deliver a written notice of a requested CT Transfer to Lender (the “CT Transfer Notice”).  Upon the receipt of a CT Notice Transfer, Guarantor and Lender shall endeavor reasonably and in good faith, at Guarantor’s sole cost and expense, to agree within thirty (30) days after Lender’s receipt of such CT Transfer Notice, upon the terms and documentation required in order to consummate the CT Transfer, all such terms and documentation to be acceptable to Lender in its reasonable discretion.  Such documentation shall provide, inter alia, that Lender (and/or its designee(s), as applicable) shall not be liable for any obligations first arising on or prior to the date on which the CT Transfer is consummated and that Guarantor (or its applicable affiliate) shall remain liable for such matters and shall indemnify Lender (and/or its designee(s), as applicable) in connection therewith.  The CT Transfer shall occur, if at all, within ninety (90) days after Lender’s receipt of such CT Transfer Notice and shall be conditioned upon the following (each on and as of the date the CT Transfer is consummated, and assuming consummation of the CT Transfer): (i) the execution and delivery of documentation in respect of the CT Transfer, such documentation to have been approved, in form and substance, by Lender, such approval not to be unreasonably withheld or delayed, (ii) no Default or Event of Default shall exist under the Mezzanine Loan Documents, (iii) no default or event of default shall exist under the Senior Loan Documents and/or any other agreement or obligation of any Responsible Party, (iv) there shall be no pending claims for Guaranteed Obligations under this Guaranty, (v) all applicable consents and approvals to the CT Transfer shall have been unconditionally obtained, and Lender shall have received an the favorable opinion of Paul, Hastings, Janofsky & Walker LLP, or other counsel reasonably acceptable to Lender, in respect thereof and addressing such other matters (including without implied limitation, existence, authorization and enforceability with respect to the applicable parties and agreements) and (vi) such other matters as Lender may reasonably request.

ARTICLE II
EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS

Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

2.1 Modifications.  Any renewal, extension, increase, modification, alteration or rearrangement of all or part of the Guaranteed Obligations, the Note, the Mezzanine Loan Agreement, the Pledge Agreement, the other Mezzanine Loan Documents, or any other document, instrument, contract or understanding between or among Borrower and Lender, or any failure of Lender to notify Guarantor of any such action.

2.2 Adjustment.  Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or Guarantor.

2.3 Condition of Borrower or Guarantor.  The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Borrower, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor.

2.4 Invalidity of Guaranteed Obligations.  The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that (a) the Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (b) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (c) the officers or representatives executing the Note, the Mezzanine Loan Agreement, the Pledge Agreement or the other Mezzanine Loan Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (d) the Guaranteed Obligations violate applicable usury laws, (e) Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower, (f) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable, or (g) the Note, the Mezzanine Loan Agreement, the Pledge Agreement or any of the other Mezzanine Loan Documents have been forged or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Borrower or any other person be found not liable on the Guaranteed Obligations or any part thereof for any reason.

2.5 Release of Obligors.  Any full or partial release of the liability of Borrower on the Guaranteed Obligations, or any part thereof, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Obligations, or that Lender will look to other parties to pay or perform the Guaranteed Obligations.

2.6 Other Collateral.  The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

2.7 Release of Collateral.  Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.

2.8 Care and Diligence.  The failure of Lender or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Lender (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.

2.9 Unenforceability.  The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.

2.10 Offset.  The Note, the Mezzanine Loan Agreement, the Guaranteed Obligations and the liabilities and obligations of Guarantor to Lender hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Borrower against Lender, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations) or otherwise.

2.11 Merger.  The reorganization, merger or consolidation of Borrower into or with any other corporation or entity.

2.12 Preference.  Any payment by Borrower to Lender is held to constitute a preference under any bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else.

2.13 Other Actions Taken or Omitted.  Any other action taken or omitted to be taken with respect to the Mezzanine Loan Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof.  It is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.

2.14 Independent Obligations.  The obligations of Guarantor under this Guaranty are independent of Borrower’s obligations under the Mezzanine Loan Documents, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty, irrespective of whether an action is brought against Borrower or whether Borrower is joined in any such action or more successive and/or concurrent actions may be brought hereon against Guarantor either in the same action, if any, brought against Borrower or in separate actions, as often as the Lender, in its sole discretion, may deem advisable.  To the extent it may lawfully do so, Guarantor, on behalf of itself and on behalf of each Person claiming by, through or under Guarantor, hereby irrevocably and unconditionally waives any right to object to Lender bringing simultaneous actions to (i) recover the Guaranteed Obligations against Borrower under the Loan Document, at law or in equity, and (ii) recover any amounts due under this Guaranty, including, without limitation, any rights of Guarantor or any Person claiming by, through or under Guaranty, may have under Sections 1301 and 1371 of the Real Property Actions and Proceedings Law of the State of New York.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into the Mezzanine Loan Agreement and the other Mezzanine Loan Documents and extend credit to Borrower, Guarantor represents and warrants to Lender as follows:

3.1 Benefit.   Guarantor is an Affiliate of Borrower, is the owner of a direct or indirect interest in Borrower, and has received, and/or will receive, direct or indirect benefit from the making of this Guaranty with respect to the Guaranteed Obligations.

3.2 Familiarity and Reliance.  Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Borrower, and is familiar with the value of any and all collateral intended to be created as security for the payment of the Note or Guaranteed Obligations; however, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.

3.3 No Representation By Lender.  Neither Lender nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.

3.4 Legality.  The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or general principles of equity.

3.5 Survival.  All representations and warranties made by Guarantor herein shall survive the execution hereof.

3.6 No Plan Assets.  Guarantor is not an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Guarantor constitutes or will, during any period when the Mezzanine Loan remains outstanding, constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Guarantor is not a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Guarantor are not subject to any state statute regulating investments of, or fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Guaranty.

3.7 ERISA.  Guarantor shall not engage in any transaction, other than a transaction contemplated hereunder, which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, the Mezzanine Loan Agreement, the Pledge Agreement or the other Mezzanine Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

ARTICLE IV
SUBORDINATION OF CERTAIN INDEBTEDNESS

4.1 Subordination of All Guarantor Claims.  As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of Borrower to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Borrower thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor.  The Guarantor Claims shall include without limitation all rights and claims of Guarantor against Borrower (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment of all or a portion of the Guaranteed Obligations.  Until repayment in full of the Loan, Guarantor shall not receive or collect, directly or indirectly, from Borrower or any other Person any amount upon the Guarantor Claims.

4.2 Claims in Bankruptcy.  In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Lender shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Lender. Should Lender receive, for application against the Guaranteed Obligations, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Borrower and/or Guarantor, shall constitute a credit against the Guarantor Claims, then upon payment to Lender in full of the Guaranteed Obligations, Guarantor shall become subrogated to the rights of Lender to the extent that such payments to Lender on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Obligations, and such subrogation shall be with respect to that proportion of the Guaranteed Obligations which would have been unpaid if Lender had not received dividends or payments upon the Guarantor Claims.

4.3 Payments Held in Trust.  In the event that, notwithstanding anything to the contrary in this Guaranty, Guarantor should receive any funds, payments, claims or distributions which are prohibited by this Guaranty, Guarantor agrees to hold in trust for Lender an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Lender, and Guarantor covenants promptly to pay the same to Lender.

4.4 Liens Subordinate.  Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Borrower’s assets securing payment of the Guaranteed Obligations, regardless of whether such encumbrances in favor of Guarantor or Lender presently exist or are hereafter created or attach.  Without the prior written consent of Lender, Guarantor shall not (a) exercise or enforce any creditor’s right it may have against Borrower, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including without limitation the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on assets of Borrower held by Guarantor.

ARTICLE V
MISCELLANEOUS

5.1 Waiver.  No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.  The rights of Lender hereunder shall be in addition to all other rights provided by law.  No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved.  No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

5.2 Notices.  Any notice, demand, statement, request or consent made hereunder shall be in writing and shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 5.2):

Guarantor:

Capital Trust, Inc.
410 Park Avenue
New York, NY  10022
Attention:  Geoffrey G. Jervis
Facsimile No.: (212) 655-0044

With a copy to:

Paul, Hastings, Janofsky & Walker LLP
75 East 55th Street
New York, NY 10022
Attention: Michael Zuppone, Esq.
Facsimile No.: (212) 230-7752

Lender:

c/o Five Mile Capital Partners LLC
Three Stamford Plaza
301 Tresser Blvd., 12th Floor
Stamford, CT 06901
Attention:  James G. Glasgow
Facsimile No.: (203) 905-0954

With a copy to:

Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018-1405
Attention:  Ross D. Gillman, Esq.
Facsimile No.: (212) 355-3333

5.3 Governing Law.  This Guaranty shall be governed in accordance with the laws of the State of New York and the applicable law of the United States of America.

5.4 Invalid Provisions.  If any provision of this Guaranty is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.

5.5 Amendments.  This Guaranty may be amended only by an instrument in writing executed by the parties hereto.

5.6 Parties Bound; Assignment; Joint and Several.  This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Lender, assign any of its rights, powers, duties or obligations hereunder.  If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

5.7 Headings.  Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

5.8 Recitals.  The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

5.9 Counterparts.  To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

5.10 Rights and Remedies.  If Guarantor becomes liable for any indebtedness owing by Borrower to Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Lender hereunder shall be cumulative of any and all other rights that Lender may ever have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5.11 Entirety.  THIS GUARANTY EMBODIES THE FINAL AND ENTIRE AGREEMENT OF GUARANTOR AND LENDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF.  THIS GUARANTY IS INTENDED BY GUARANTOR AND LENDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THIS GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND LENDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY AGREEMENT.  THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND LENDER.

5.12 Waiver of Right To Trial By Jury.  GUARANTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS GUARANTY, THE NOTE, THE MEZZANINE LOAN AGREEMENT, THE PLEDGE AGREEMENT, OR THE OTHER MEZZANINE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY GUARANTOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY GUARANTOR.

5.13 Survival.  The obligations and liabilities of Guarantor under this Agreement shall survive notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure.

5.14 Reinstatement in Certain Circumstances.  If at any time any payment of the principal of or interest under the Note or any other amount payable by Borrower under the Mezzanine Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise and such payment satisfied any Guaranteed Obligations, Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment has been due but not made at such time.

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IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the day and year first above written.

GUARANTOR: CAPITAL TRUST, INC., a Maryland corporation

By:	/s/ Geoffrey G. Jervis
Name:	Geoffrey G. Jervis
Its:	Chief Financial Officer